Exhibit 25.01

Statement of Eligibility of Trustee on Form T-1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
_____________________________

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
_____________________________

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

Not Applicable	94-1347393
(Jurisdiction of incorporation or	(I.R.S. Employer
organization if not a U.S. national	Identification No.)
bank)

420 Montgomery Street
San Francisco, CA	94163
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company
Law Department, Trust Section
MAC N9305-172
Sixth and Marquette, 17th Floor
Minneapolis, MN  55479
 (agent for services)
_____________________________

Questar Pipeline Company
(Exact name of obligor as specified in its charter)

Utah	87-0307414
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
180 East 100 South
P.O. Box 45360	84145-0360
Salt Lake City, Utah
(Address of principal executive offices)	(Zip code)
_____________________________

DEBT SECURITIES ISSUED UNDER INDENTURE DATED AS OF AUGUST 17, 1998

(Title of the indenture securities)

Item 1.  General Information.  Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency,
Treasury Department
Washington, D.C. 20230

Federal Deposit Insurance Corporation
Washington, D.C. 20429

Federal Reserve Bank of San Francisco
San Francisco, CA 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.  Affiliations with Obligor.  If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee.	Not applicable.

Item 16. List of Exhibits.	List below all exhibits filed as a part of this Statement of Eligibility. Wells Fargo Bank incorporates by reference into this Form T-1 exhibits attached hereto.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect. *

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated November 28, 2001. *

Exhibit 3.
A copy of the authorization of the trustee to exercise corporate trust powers.  A copy of the Comptroller of the Currency Certificate of Corporate Existence (with Fiduciary Powers) for Wells Fargo Bank, National Association, dated November 28, 2001. *

Exhibit 4.	Copy of By-laws of the trustee as now in effect. *

Exhibit 5.	Not applicable.

Exhibit 6.	The consents of United States institutional trustees required by Section 321(b) of the Act.

Exhibit 7.	Attached is a copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to exhibit number 25 filed with registration statement number 333-87398.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Salt Lake City and State of Utah on the 21st day of August, 2009.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Carl J. Mathis
Name:	Carl J. Mathis
Title:	Vice President

Exhibit 6

August 21, 2009

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request thereof.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Carl J. Mathis
Carl J. Mathis Vice President

Consolidated Report of Condition of

Wells Fargo Bank National Association
of 101 North Phillips Avenue, Sioux Falls, SD 57104
And Foreign and Domestic Subsidiaries,
at the close of business March 31, 2009, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$ 12,028
Interest-bearing balances		10,631
Securities:
Held-to-maturity securities		0
Available-for-sale securities		102,802
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		7,380
Securities purchased under agreements to resell		1,122
Loans and lease financing receivables:
Loans and leases held for sale		28,411
Loans and leases, net of unearned income	332,448
LESS: Allowance for loan and lease losses	10,240
Loans and leases, net of unearned income and allowance		322,208
Trading Assets		11,401
Premises and fixed assets (including capitalized leases)		4,281
Other real estate owned		1,172
Investments in unconsolidated subsidiaries and associated companies		438
Intangible assets
Goodwill		11,381
Other intangible assets		13,099
Other assets		25,816

Total assets		$552,170

LIABILITIES
Deposits:
In domestic offices		$316,654
Noninterest-bearing	76,832
Interest-bearing	239,822
In foreign offices, Edge and Agreement subsidiaries, and IBFs		55,774
Noninterest-bearing	1,002
Interest-bearing	54,772
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		32,172
Securities sold under agreements to repurchase		13,234

Dollar Amounts In Millions

Trading liabilities	7,432
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)	46,503
Subordinated notes and debentures	16,011
Other liabilities	19,122

Total liabilities	$506,902

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	520
Surplus (exclude all surplus related to preferred stock)	29,112
Retained earnings	17,471
Accumulated other comprehensive income	(2,007)
Other equity capital components	0

Total equity capital	45,096
Noncontrolling (minority) interests in consolidated subsidiaries	172

Total equity capital	45,268

Total liabilities, minority interest, and equity capital	$552,170

I, Howard I. Atkins, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Howard I. Atkins
EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate
Federal regulatory authority and is true and correct.

Dave Hoyt
John Stumpf	Directors
Carrie Tolstedt